UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 18, 2026

GOSSAMER BIO, INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38796	47-5461709
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3115 Merryfield Row, Suite 120
San Diego, California, 92121

(Address of Principal Executive Offices) (Zip Code)
(858) 684-1300
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	GOSS	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

Exchange Offer and Consent Solicitation

On May 18, 2026, Gossamer Bio, Inc. (the “Company”) commenced an exchange offer (the “Exchange Offer”) to exchange any and all of its 5.00% Convertible Senior Notes due 2027 (the “Existing Convertible Notes”) issued pursuant to an indenture, dated as of May 21, 2020, and a first supplemental indenture, dated as of May 21, 2020 (together, the “Existing Convertible Notes Indenture”), for a pro rata portion of (i) up to $72.0 million in aggregate principal amount of its new 7.50% Convertible Senior Secured First Lien Notes due 2030 (the “New Convertible Notes”), (ii) up to 317,647,058 shares of its common stock (the “Common Stock”), par value $0.0001 per share (the “New Shares”) or, in lieu of issuing shares of Common Stock to the extent any investor would beneficially own greater than 9.99% of the outstanding Common Stock, prefunded warrants to purchase shares of Common Stock (the “Prefunded Warrants” and, together with the New Shares, the “Equity Securities”) and (iii) up to 150,000,000 warrants to purchase shares of its Common Stock (the “Purchase Warrants”). Simultaneously with the Exchange Offer, the Company is soliciting consents (the “Consent Solicitation”) from holders of the Existing Convertible Notes to adopt certain proposed amendments (the “Proposed Amendments”) to the Existing Convertible Notes Indenture. The Proposed Amendments would eliminate substantially all of the restrictive covenants in the Existing Convertible Notes Indenture as well as certain events of default and related provisions applicable to the Existing Convertible Notes.
Pursuant to the terms of the Exchange Offer, if, at or prior to 5:00 p.m., New York City time, on June 1, 2026 (such time and date, as the same may be extended, the “Early Tender Date”), all conditions to the Exchange Offer and Consent Solicitation have been or are concurrently satisfied or waived, the Company may, subject to the terms of the Transaction Support Agreement (as defined below), accept for exchange (the “Early Settlement”) any Existing Convertible Notes validly tendered (and not validly withdrawn) at or prior to the Early Tender Date. The exchange for such Existing Convertible Notes would be made on the second business day following the Early Tender Date (the “Early Settlement Date”), which is currently expected to occur as early as June 3, 2026. Whether or not the Early Settlement occurs, if all conditions to the Exchange Offer and Consent Solicitation have been satisfied or waived at 5:00 p.m., New York City time, on June 16, 2026 (such time and date, as the same may be extended, the “Expiration Deadline”), unless extended, the Company will consummate the exchange of any Existing Convertible Notes that are validly tendered (and not validly withdrawn) at or prior to the Expiration Deadline on the second business day immediately following the Expiration Deadline (the “Final Settlement Date”), which is currently expected to occur on June 18, 2026. It is a condition to the Exchange Offer that a minimum of 98% of the aggregate principal amount of Existing Convertible Notes shall have been validly tendered (and, if applicable, not validly withdrawn). The Company’s ability to amend, extend, terminate, or waive the conditions of the Exchange Offer are subject to the terms of the Transaction Support Agreement.
Eligible Holders whose Existing Convertible Notes are accepted for exchange will also receive accrued and unpaid interest on such Existing Convertible Notes from, and including, the most recent interest payment date to, but excluding, the applicable Settlement Date, payable in cash on the applicable Settlement Date. Interest will cease to accrue on the applicable Settlement Date for all Existing Convertible Notes accepted for exchange in the Exchange Offer.
Upon the terms and subject to the conditions of the Exchange Offer and Consent Solicitation, eligible holders of Existing Convertible Notes who validly tender (and do not validly withdraw) their Existing Convertible Notes and deliver their related consents at or prior to the Early Tender Date will be eligible to receive for each $1,000 in aggregate principal amount of Existing Convertible Notes validly tendered for exchange, $360 in aggregate principal amount of New Convertible Notes, 1,588.2353 shares of common stock (or Prefunded Warrants) and 750 Purchase Warrants. Eligible holders who validly tender Existing Convertible Notes after the Early Tender Date but at or prior to the Expiration Deadline, and whose Existing Convertible Notes are accepted for exchange by the Company, will receive for each $1,000 in aggregate principal amount of Existing Convertible Notes validly tendered for exchange, $360 in aggregate principal amount of New Convertible Notes and 1,588.2353 shares of common stock (or Prefunded Warrants).
If the Exchange Offer is consummated, the New Convertible Notes issued in the exchange will be secured, first lien obligations of the Company. The New Convertible Notes will mature on July 1, 2030, unless earlier redeemed, converted, equitized or repurchased in accordance with the terms of the New Convertible Notes, provided that the New Convertible Notes shall have a springing maturity date of March 2, 2027 (91 days prior to the stated maturity of the Existing Convertible Notes) if more than $4.0 million of the Existing Convertible Notes remain outstanding at such time. The New Convertible Notes will bear interest at a rate of 7.50% per annum from the initial settlement date of such New Convertible Notes, which interest will be payable in cash semi-annually on January 1 and July 1 of each year, starting on January 1, 2027.

The conversion rate for the New Convertible Notes will initially be the number of shares of Common Stock per $1,000 principal amount of New Convertible Notes equal to quotient of $1,000 divided by a 10% premium to the Reference Price, rounded to the nearest 1/10,000th of a share. The “Reference Price” will equal the greater of (i) $0.17 and (ii) the lower of (x) $0.34 and (y) the average of the daily volume-weighted average prices for the seven (7) consecutive VWAP trading days beginning on, and including, the VWAP trading day immediately following the final settlement date. The Purchase Warrants will be exercisable with a cash exercise price equal to the greater of (i) $0.34 and (ii) a 25% premium to the Reference Price, subject to adjustments.
Prior to obtaining stockholder approval of certain proposals as described in more detail under “—Stockholder Proposals” below that will allow the issuance of common stock pursuant to the terms of the New Convertible Notes and Purchase Warrants, the Company will be permitted to satisfy its obligations upon conversion of the New Convertible Notes, and upon exercise of the Purchase Warrants, only in the form of cash settlement. Following such stockholder approval, the Company will be permitted to satisfy its obligations under the New Convertible Notes and Purchase Warrants with any settlement method it is otherwise permitted to elect, including by physical settlement of shares of common stock. Additionally, a holder of (i) New Convertible Notes will not be permitted to convert its New Convertible Notes at any time prior to the later of (a) the date the conversion rate has been determined and (b) the earlier of (1) the date of the Special Meeting at which we seek stockholder approval of the Stockholder Proposals, whether or not such approvals are obtained and (2) the date that is 61 calendar days following the initial settlement date of the Offered Securities, and (ii) Purchase Warrants will be exercisable at any time from December 3, 2026 until June 3, 2031. A “make whole” premium will be payable on the New Convertible Notes through an increase to the conversion rate in certain circumstances to compensate converting holders for interest that would have been payable to the maturity date.
The indenture that will govern the New Convertible Notes (the “New Convertible Notes Indenture”) will include incurrence based negative covenants, including but not limited to, limitations on debt, limitations on liens and entry into restrictive agreements, limitations on mergers, consolidations or sales of all or substantially all assets, limitations on transactions with affiliates, limitations on restricted payments and investments, limitations on disposals of assets, limitations on foreign subsidiaries and limitations on impairment of security. The New Convertible Notes Indenture will also include usual and customary affirmative covenants, including but not limited to, further assurance, payment of obligations, reporting, and compliance certificate. The New Convertible Notes Indenture will also contain a minimum liquidity covenant that will require us to maintain a minimum amount of liquidity of $40 million, tested monthly on the date that the compliance certificate for the applicable month will be delivered and commencing with the fiscal month ending June 30, 2026; provided that the minimum liquidity requirement will be reduced to (x) $20 million, upon completion of one or more equity raises with aggregate proceeds of at least $100 million, (y) $10 million, subject to satisfaction of condition (x) above and written notice from the FDA by December 1, 2026 that it has accepted for filing the Company’s new drug application and (z) $0, subject to satisfaction of conditions (x) and (y) above and completion of one or more equity raises with aggregate proceeds (including all proceeds under condition (x) above) of at least $150 million. The New Convertible Notes Indenture will contain other customary terms including with respect to events of default, amendments, defeasance, and satisfaction and discharge, and will be governed by New York law.
Under certain circumstances and subject to conditions set forth in the New Convertible Notes Indenture, the Company may elect to force a mandatory conversion of the New Convertible Notes.
If certain corporate events constituting a fundamental change occur (which shall include, among other things, the acquisition by any person or group of more than 50% of the outstanding common stock of the Company or a delisting of the Company’s common stock), the Company shall offer to repurchase all of the outstanding New Convertible Notes for cash at a repurchase price equal to 100% of the aggregate principal amount of the New Convertible Notes then outstanding plus accrued and unpaid interest.
Estimated fees and expenses of approximately $7.2 million are expected to be paid in connection with the Exchange Offer and Consent Solicitation, assuming 100% participation in the Exchange Offer, of which approximately $0.3 million had been paid as of March 31, 2026.
The Offered Securities, and the Underlying Shares (as defined below) have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), or any other securities laws. This Current Report on Form 8-K shall not constitute an offer to sell, or the solicitation of an offer to buy, the Offered Securities, the Underlying Shares, the Existing Convertible Notes or any other securities, nor will there be any sale of such securities or any other securities, in any state or other jurisdiction in which such offer, sale or solicitation would be unlawful.

Irrevocable Election to Cash Settle Existing Convertible Notes
Pursuant to the terms of the Existing Convertible Notes Indenture, we are permitted by notice to the holders of Existing Convertible Notes, to elect to irrevocably fix the settlement method for the Existing Convertible Notes. On May 18, 2026, we provided notice to holders of Existing Convertible Notes of our irrevocable election to settle the Existing Convertible Notes exclusively in cash. Such election will apply to all conversions of Existing Convertible Notes with a conversion date that is on or after the date of such notice.

Stockholder Proposals
In connection with the transactions contemplated by the Exchange Offer and the Transaction Support Agreement, the Company will file a preliminary proxy statement with the Securities and Exchange Commission (the “SEC”) for the purposes of soliciting the affirmative vote of its stockholders at a special meeting of stockholders of the Company (the “Special Meeting”) with respect to the following proposals (the “Stockholder Proposals”):
•To approve, in accordance with Nasdaq Listing Rule 5635(d), of the potential issuance of shares of Common Stock upon (i) conversion of up to $72.0 million in aggregate principal amount of the New Convertible Notes and make-whole payments in the form of Common Stock, and (ii) exercise of up to 150,000,000 Purchase Warrants, which issuances would, in the aggregate, exceed 20% of the shares of Common Stock issued and outstanding immediately prior to the time of commencement of the Exchange Offer;
•To approve the Restated Plan to increase the number of shares of Common Stock authorized for issuance thereunder;
•To approve an amendment to the Company’s Restated Certificate of Incorporation (the “Charter”) to increase the number of authorized shares of the Company’s Common Stock from 700,000,000 to 4,000,000,000, in order to support, among other things, the additional share issuances of Common Stock issuable upon conversion of the New Convertible Notes, Prefunded Warrants and Purchase Warrants and under the Restated Plan;
•To approve a series of 30 alternate amendments to the Charter to effect (i) a reverse stock split of the Company’s issued and outstanding shares of Common Stock (on a range of proposed ratios of not less than 1-for-10 on the low end and not greater than 1-for-150 on the high end), with the exact ratio to be determined by the Board at a later date and (ii) a proportionate reduction in the number of authorized shares of Common Stock (and corresponding decrease to the total number of authorized shares of the Company’s capital stock); and
•To approve one or more adjournments of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes to approve the foregoing proposals at the Special Meeting or any adjournment(s) thereof.
Item 1.01. Entry into a Material Definitive Agreement.

Transaction Support Agreement
On May 18, 2026, the Company entered into a transaction support agreement (the “Transaction Support Agreement”) with certain beneficial owners or nominees, investment managers or advisors for beneficial holders of the Existing Convertible Notes who hold approximately 75.2% of the aggregate principal amount of the Existing Convertible Notes (the “Supporting Noteholders”).
Pursuant to the Transaction Support Agreement, the Supporting Noteholders have agreed, among other things, to tender all of their Existing Convertible Notes in the Exchange Offer prior to the Early Tender Date and to consent to the Proposed Amendments on or before the Early Tender Date.
The Transaction Support Agreement contains customary representations and warranties by the Supporting Noteholders as of the date of the Transaction Support Agreement. Additionally, the Supporting Noteholders have agreed in the Transaction Support Agreement to (among other customary covenants):
•negotiate in good faith and execute, implement, deliver and perform their obligations under the definitive documents that will govern the transactions contemplated by the Exchange Offer and the Transaction Support Agreement;

•support and take all commercially reasonable actions necessary to facilitate, and not to otherwise impede, the implementation and consummation of the transactions contemplated by the Exchange Offer and the Transaction Support Agreement, including tendering their Existing Convertible Notes and submitting consents with respect thereto no later than the 9th business day from the date of the Transaction Support Agreement and not withdrawing such tender (or consent) thereafter other than in accordance with the Transaction Support Agreement and the procedures set forth in the offering memorandum relating to the Exchange Offer;
•not participate in certain alternative transactions; and
•subject to certain exceptions, not to, directly or indirectly, transfer their Existing Convertible Notes to any person that is not a Supporting Noteholder, unless the transferee executes a joinder to the Transaction Support Agreement.

In addition, the Company has agreed in the Transaction Support Agreement (among other customary covenants), subject to its ability to take certain actions (or refraining from taking certain actions) that the Board determines in good faith is reasonably required to comply with its fiduciary duties (the “Fiduciary Out”), to:

•negotiate in good faith and execute, implement, deliver and perform its obligations under the definitive documents that will govern the transactions contemplated by the Exchange Offer and the Transaction Support Agreement;
•support and take all actions necessary to facilitate the implementation and consummation of the transactions contemplated by the Exchange Offer and the Transaction Support Agreement, including conducting the Exchange Offer, completing such transactions and using commercially reasonable efforts to obtain any and all required governmental, regulatory and third-party approvals;
•not pursue certain alternative transactions;
•use commercially reasonable efforts to preserve intact its business organizations and relationships with third parties; and
•use commercially reasonable efforts to maintain in effect all of its foreign federal, state, and local licenses, permits, consents, franchises, approvals, and authorizations.
Certain extensions of deadlines and waivers of conditions to the Exchange Offer will require the consent of the Required Supporting Noteholders (as defined below), subject to certain exceptions.
Effective from and after the initial settlement date of the Offered Securities in the Exchange Offer, the Supporting Noteholders, on the one hand, and the Company on the other hand, on behalf of their respective heirs, legal representatives, predecessors, successors and assigns, will provide mutual waivers and releases of claims to the fullest extent permitted under applicable law, from any and all causes of action and any other claims and other remedies in connection with the transactions contemplated by the Exchange Offer and the Transaction Support Agreement, and agree not to bring any cause of action or other claim or proceeding against the other parties, subject in each case to certain exclusions.
The obligations of the parties in connection with the Transaction Support Agreement are subject to satisfaction of the following conditions, in addition to other customary conditions:
•each of the definitive documents that will govern the transactions contemplated by the Exchange Offer and the Transaction Support Agreement shall have been duly executed and delivered by each party thereto, in form and substance consistent with the Transaction Support Agreement;
•the Transaction Support Agreement shall not have been terminated pursuant to the terms thereof;

•no court of competent jurisdiction or other governmental or regulatory authority shall have issued any order restricting, preventing or prohibiting the consummation of the transactions contemplated by the Exchange Offer and the Transaction Support Agreement;
•fees and expenses of the advisors to the Supporting Noteholders shall have been paid;
•the representations and warranties of the parties contained in the Transaction Support Agreement shall be true and correct in all material respects at and as of the date of the Transaction Support Agreement and as of the initial settlement date of the New Convertible Notes and shares of common stock in the Exchange Offer; and
•holders of at least 98% of the aggregate principal amount of the Existing Convertible Notes (the “Minimum Participation”) shall have exchanged their Existing Convertible Notes in the Exchange Offer; provided, that, the Minimum Participation may be waived only by the mutual written consent of the Company and the Supporting Noteholders representing a majority of the Existing Convertible Notes held by Supporting Noteholders (the “Required Supporting Noteholders”).

The Transaction Support Agreement may be terminated by the Company upon the occurrence of any of the following events:

•a Supporting Noteholder has breached, in any material respect, any of its representations, warranties, covenants or other obligations contained therein, and such breach remains uncured for five business days after written notice thereof by the Company; provided that such termination shall only be effective as against the breaching Supporting Noteholder;
•the Company exercises the Fiduciary Out; or
•at any time, the Supporting Noteholders who are parties to the Transaction Support Agreement do not hold at least 75.2% of the aggregate principal amount outstanding of the Existing Convertible Notes and such condition remains uncured for three (3) Business Days (or, in certain cases, five (5) Business Days) after written notice thereof by the Company.
The Transaction Support Agreement may be terminated by any Supporting Noteholder, solely with respect to such Supporting Noteholder, upon the occurrence of any of the following events:
•the Company has breached, in any material respect, any of its representations, warranties, covenants or other obligations contained therein, and such breach remains uncured for five business days after written notice thereof by such Supporting Noteholder;
•on the date of the Transaction Support Agreement, if the Company has not filed a preliminary proxy statement for a Special Meeting in connection with the Stockholder Proposals and set a record date that is no later than the second business day following the anticipated date of the Early Settlement;
•the initial settlement date of the New Convertible Notes and shares of common stock in the Exchange Offer has not been achieved, extended or waived by July 6, 2026;
•the Company publicly announces its intention not to support the transactions contemplated by the Exchange Offer and the Transaction Support Agreement or files, publicly announces or executes a definitive written agreement with respect to certain alternative transactions;
•if, without the prior consent of the Required Supporting Noteholders, the Company voluntarily commences any case or files any petition seeking bankruptcy, winding up, dissolution, reorganization or other relief under any bankruptcy protection or similar law, consents to the institution of or fails to contest any involuntary proceeding, makes any general assignment or arrangement for the benefit of creditors, or takes any corporate action for the purposes of authorizing any of the foregoing;
•the Company exercises the Fiduciary Out; or
•any definitive document governing the transactions contemplated by the Exchange Offer and the Transaction Support Agreement does not comply in all material respects with the Transaction Support Agreement.
The Transaction Support Agreement may also be terminated by mutual agreement of the Company and the Required Supporting Noteholders upon the receipt of written notice delivered in accordance with the Transaction Support Agreement. The Transaction Support Agreement may also be terminated by any party if there is a final non-appealable ruling or order that enjoins the consummation of the transactions contemplated by the Exchange Offer and the Transaction Support Agreement that remains in effect for thirty (30) business days after written notice from the Company. The Transaction Support Agreement will also terminate automatically upon the occurrence of the initial settlement of New Convertible Notes and shares of common stock in the Exchange Offer.
The foregoing description of the Transaction Support Agreement does not purport to be complete and is qualified in its entirety by reference to the Transaction Support Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Voting Agreements
Each of the Supporting Noteholders has individually entered into a voting agreement with the Company whereby such Supporting Noteholder has agreed with the Company that it will appear at the Special Meeting or otherwise cause the New Shares received by it in the Exchange Offer to be counted as present thereat for purposes of determining a quorum, and be present (in person or by proxy) and vote (or cause to be voted) all of the New Shares it beneficially owns in favor of the Stockholder Proposals at the Special Meeting; provided, however, that such obligation shall terminate upon the termination, withdrawal or abandonment by the Company of the Exchange Offer prior to the initial settlement date of the Offered Securities. It is a condition to the Exchange Offer and Consent Solicitation that valid, binding and enforceable agreements provided by Supporting Noteholders to vote the New Shares received in the Exchange Offer in favor of the Stockholder Proposals are in place with respect to the New Shares to be held by the parties to the Transaction Support Agreement.
In addition, each Supporting Noteholder that entered into a voting agreement with the Company has agreed that it shall not, from and after the initial settlement date of the Offered Securities and until 5:00 p.m., New York City time on the date that is the earlier of (i) the Special Meeting Record Date and (ii) the date that is two (2) business days following the initial settlement date of the Offered Securities, transfer, sell, exchange, assign or convey any legal or beneficial ownership interest in, or any right, title or interest therein (including any right or power to vote), or otherwise dispose of (whether by sale, liquidation, dissolution, dividend, distribution or otherwise) any New Shares, or enter into any contract, option, or other agreement with respect to any of the foregoing, subject to certain exceptions as included therein.
Holders of Existing Convertible Notes that exchange their Existing Convertible Notes in the Exchange Offer will be deemed to have agreed to substantially the same terms as those in the voting agreements entered into by the Supporting Noteholders.
Item 2.02. Results of Operations and Financial Condition.
On May 18, 2026, the Company issued a press release reporting its financial results for the quarter ended March 31, 2026. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.
In accordance with General Instruction B.2 of Form 8-K, the information contained or incorporated herein, including the press release attached as Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to this Current Report on Form 8-K.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Restated Equity Plan

In connection with the Transactions, the Board has approved an amendment and restatement of the Company’s 2019 Incentive Award Plan (the “Restated Plan”) to increase the number of shares of Common Stock authorized for issuance thereunder, effective May 18, 2026 (the “Restated Plan Effective Date”), subject to the occurrence of the closing of the Exchange Offer and stockholder approval of the Restated Plan. The Company is seeking stockholder approval of the Restated Plan at a Special Meeting, as described in more detail in the offering memorandum relating to the Exchange Offer.
Pursuant to the Restated Plan, subject to the share counting provisions of the Restated Plan and the adjustment provisions under the Restated Plan in the event of certain corporate transactions, the number of shares that may be issued under the Restated Plan will be equal to the sum of the following:
•The number of shares of Common Stock reserved for issuance under the Existing Plan (which, as of March 31, 2026, was 69,238,008 shares); plus
•On the date following the final closing of the Exchange Offer, an increase equal to a number of shares of the Company’s Common Stock, representing 10% (rounded up to the nearest whole share) of the Post-Transaction Fully-Diluted Shares Outstanding (as defined below) on the day following the final closing of the Exchange Offer (which increase in the number of shares reserved for issuance under the Restated Plan is estimated to be approximately 77 million shares, assuming 100% participation in the Exchange Offer), as more fully described below under “Dilution”; plus
•An annual increase on January 1 of each calendar year during the term of the Restated Plan commencing January 1, 2027 and ending on and including January 1, 2036, equal to the lesser of (A) 5% of the Evergreen Fully-Diluted Shares Outstanding (as defined below) on such date (rounded up to the nearest whole share) or (B) such smaller number of shares of Common Stock determined by the plan administrator of the Restated Plan; plus
•Any outstanding awards under the Company’s 2017 Stock Incentive Plan as of the effective date of the Restated Plan that become available after such date in accordance with the share counting provisions of the Restated Plan.

Under the Restated Plan, the term “Post-Transaction Fully-Diluted Shares Outstanding” means, as of the date immediately following the consummation of the Exchange Offer, the sum of:
•The number of shares of the Company’s Common Stock outstanding on such date (calculated on an as-converted basis after giving effect to the closing of the Exchange Offer, which includes the shares of Common Stock reserved for potential issuance under the Prefunded Warrants and the Purchase Warrants and any shares of the Company’s Common Stock issued in the Exchange Offer but excluding the shares of Common Stock issuable in the future (but not yet issued) under the New Convertible Notes following such date); plus
•The number of shares of the Company’s Common Stock subject to the equity awards (including stock options) outstanding under the Company’s equity plans on such date.

Under the Restated Plan, the term “Evergreen Fully-Diluted Shares Outstanding” means, as of any date, the sum of:
•The number of shares of the Company’s Common Stock outstanding on such date; plus
•The number of shares of the Company’s Common Stock that remain issuable under the Prefunded Warrants and the Purchase Warrants as of such date.
In the event the Exchange Offer does not close, the Restated Plan will cease to be effective and any awards granted out of the increase in the share reserve under the Restated Plan over the share reserve under the existing 2019 Incentive Award Plan will be forfeited. In the event stockholder approval of the Restated Plan does not occur, but the Exchange Offer does close, the

Restated Plan will cease to be effective and any awards granted out of the increase in the share reserve under the Restated Plan over the share reserve under the existing 2019 Incentive Award Plan will be forfeited. If the Restated Plan is not approved by stockholders and/or the Exchange Offer does not close, the Existing Plan will continue in full force and effect as in effect prior to the Restated Plan Effective Date, and we may continue to grant awards under the Existing Plan, subject to its terms, conditions and limitations, using the shares available for issuance thereunder.
Item 7.01 Regulation FD Disclosure.
On May 18, 2026, the Company issued a press release announcing the commencement of the Exchange Offer and Consent Solicitation and entry into the Transaction Support Agreement. The full text of the press release is furnished herewith as Exhibit 99.2 and incorporated herein by reference.
In accordance with General Instruction B.2 of Form 8-K, the information contained or incorporated herein, including the press release attached as Exhibit 99.2, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to this Current Report on Form 8-K.
Item 8.01 Other Events.
On May 18, 2026, the Company announced that it received confirmation of an in-person Pre-NDA Type B meeting with the U.S. Food and Drug Administration (“FDA”), scheduled for mid-June 2026. Following its continued review of the Phase 3 PROSERA Study in PAH patients, the Company elected to pursue a Type B meeting, rather than the previously anticipated Type C meeting, to enable a more comprehensive discussion of the totality of evidence supporting a potential NDA submission for seralutinib in PAH. The Company is pursuing a New Drug Application (“NDA”) submission on the basis of one adequate and well-controlled clinical investigation plus confirmatory evidence. Subject to the outcomes of the Pre-NDA meeting, the Company expects to submit an NDA for seralutinib for the treatment of PAH in September 2026. If the NDA is accepted for filing, seralutinib could be eligible for FDA approval in the third quarter of 2027 and the Company would expect to begin pre-launch commercial activities in 2027.
In addition, the Company announced topline results from the PROSERA CT functional respiratory imaging (“FRI”) exploratory substudy (n = 162), which demonstrated multiple statistically significant exploratory treatment effects across arterial, venous, fibrosis related, and vascular complexity parameters, yielding what the Company believes is the broadest multi compartment imaging signal reported to date from a controlled therapeutic trial in pulmonary hypertension. Building on the arterial remodeling signal first identified in earlier studies, PROSERA generated what the Company believes is the most comprehensive CT FRI dataset from a controlled PAH trial, expanding the characterization of seralutinib's biologic activity across the pulmonary vasculature and lung parenchyma. All reported p-values were nominal and unadjusted for multiplicity.
Topline results and key findings include the following:
•In the arterial compartment, seralutinib demonstrated a statistically significant reduction in the proportion of blood volume within larger arterial vessels versus placebo (p = 0.0200), consistent with proximal decompression and arterial remodeling in a larger and more heterogeneous Phase 3 population. PROSERA's analytical scope also extended to include more proximal vessels, broadening the portion of the pulmonary vasculature assessed.
•Beyond the arterial compartment, PROSERA identified statistically significant venous and fibrosis related treatment effects not previously detected in the seralutinib program. Seralutinib increased total venous blood volume (p = 0.0155) and small venous vessel volume (p = 0.0341), reduced absolute and normalized fibrosis-like tissue in the parenchyma (p = 0.0260, p = 0.0250), and increased venous vascular fractal dimension (p = 0.0435), consistent with greater vascular complexity. These multi compartment findings were enabled by the scale and scope of the PROSERA dataset.
•While PAH has historically been characterized as a disease of the pulmonary arteries, pathological and imaging literature increasingly recognize the contributions of impaired microvascular perfusion, venous underfilling, inflammation, and perivascular fibrosis to disease progression. The venous and fibrosis signals in PROSERA may provide structural context for these processes and are aligned with seralutinib's non vasodilatory mechanism targeting inflammatory, proliferative, and fibrotic pathways within the pulmonary vasculature and surrounding parenchyma.

•Imaging changes observed in PROSERA were associated with favorable changes in clinical outcomes, including pulmonary hemodynamics, NT proBNP, 6 minute walk distance, and REVEAL Lite 2 risk score. These correlations reinforce the biological relevance of the CT FRI data.
The Company believes these exploratory findings, taken together with their consistency with clinical results and seralutinib's mechanism of action, provide meaningful structural support for seralutinib's activity across the pulmonary vasculature.
The information set forth in the Explanatory Note of this Current Report on Form 8-K is incorporated by reference into this Item 8.01.
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Important Information and Where to Find It
This Current Report on Form 8-K is being made in respect of certain Stockholder Proposals arising out of the Exchange Offer and the Transaction Support Agreement. The Stockholder Proposals will be submitted to the Company’s stockholders for their consideration and approval at a special meeting of the Company’s stockholders. In connection with the Stockholder Proposals, the Company will file with the SEC a proxy statement on Schedule 14A (the “Proxy Statement”), the definitive version of which (if and when available) will be sent or provided to the Company’s stockholders and will contain important information about the Stockholder Proposals and related matters. The Company may also file other relevant documents with the SEC regarding the Stockholder Proposals. This Current Report on Form 8-K is not a substitute for the Proxy Statement or any other document that the Company may file with the SEC. BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE STOCKHOLDER PROPOSALS, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE STOCKHOLDER PROPOSALS, THE RISKS RELATED THERETO AND RELATED MATTERS.
Investors and security holders may obtain free copies of the Proxy Statement and other documents containing important information about the Company and the Stockholder Proposals that are filed or will be filed with the SEC by the Company when they become available at the SEC’s website at www.sec.gov or at the Company’s website at ir.gossamerbio.com.
Participants in the Solicitation
The Company and certain of its directors, executive officers and other members of management and employees may, under the rules of the SEC, be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the Stockholder Proposals. Information regarding the Company’s directors and named executive officers, including a description of their direct or indirect interests, by security holdings or otherwise, is contained in the definitive proxy statement for the 2026 annual meeting of stockholders, which was filed with the SEC on April 24, 2026 (the “2026 Annual Meeting Proxy Statement”). To the extent holdings of the Company’s securities by such directors or executive officers (or the identity of such directors or executive officers) have changed since the information set forth in the 2026 Annual Meeting Proxy Statement, such information has been or will be reflected on the Initial Statements of Beneficial Ownership on Form 3 or Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC. Additional information regarding the interests of the Company’s directors and executive officers in the Stockholder Proposals will be included in the Proxy Statement to be filed with the SEC. You may obtain free copies of these documents using the sources indicated above.

Note Regarding Forward-Looking Statements
The Company cautions you that statements contained in this report regarding matters that are not historical facts are forward-looking statements. These statements are based on the Company’s current beliefs and expectations. Such forward-looking statements include, but are not limited to, statements regarding: the Company’s proposed Exchange Offer and Consent Solicitation relating to its Existing Convertible Notes, including the anticipated benefits thereof; the timing, occurrence and outcome of the Company’s planned Pre-NDA Type B meeting with the FDA; the timing and potential submission of an NDA for seralutinib in PAH; the potential significance, interpretation and implications of data from the Phase 3 PROSERA study, including the CT FRI substudy; and the development potential and market opportunity of seralutinib in PAH, PH-ILD and other indications. The inclusion of forward-looking statements should not be regarded as a representation by Gossamer that any of its plans will be achieved. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in Gossamer’s business, including, without limitation: the Company may not be able to complete the Exchange Offer on the anticipated timeline or at all, and the Company may not realize the anticipated benefits therefrom; the Company may not be able to identify a development path forward for seralutinib or submit an NDA on the timeframe we expect or at all, whether as a result of FDA feedback or otherwise, and any path forward may require additional capital and other resources, which may not be available on reasonable terms, if at all, or may limit the commercial opportunity for seralutinib; topline results the Company reports are based on preliminary analysis of key data, and such data may change following a more comprehensive review of the data related to the clinical trial or substudy and such topline data may not accurately reflect the complete results of a clinical trial or substudy; the Company’s interpretation, significance and regulatory relevance of data from the Phase 3 PROSERA study, including the CT FRI substudy, may be inconsistent with the views of the FDA or others; risks related to the proposed Exchange Offer and Consent Solicitation, including whether the transaction is completed and whether the anticipated benefits are realized; potential delays in the commencement, enrollment and completion of clinical trials; disruption to our operations from unexpected events, including clinical trial delays; the Company’s dependence on third parties in connection with product manufacturing, research and preclinical and clinical testing; the results of preclinical studies and early clinical trials with seralutinib are not necessarily predictive of future results; the success of Gossamer’s clinical trials and preclinical studies for seralutinib; regulatory developments in the United States and foreign countries; unexpected adverse side effects or inadequate efficacy of seralutinib that may limit its development, regulatory approval and/or commercialization, or may result in clinical holds, recalls or product liability claims; Gossamer’s ability to obtain and maintain intellectual property protection for seralutinib; Gossamer’s ability to comply with its obligations in collaboration agreements with third parties or the agreements under which it licenses intellectual property rights from third parties; unstable market and economic conditions and changes in healthcare legislation, tariffs and trade policies may adversely affect the Company’s business and financial condition and the broader economy and biotechnology industry; Gossamer may use its capital resources sooner than it expects; and other risks described in the Company’s prior press releases and the Company’s filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in the Company’s annual report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Gossamer undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
10.1*§	Transaction Support Agreement, dated May 18, 2026, among Gossamer Bio, Inc., and the other parties thereto
10.2§	Form of Voting Agreement
99.1	Press release (financial results) dated May 18, 2026
99.2	Press release (Exchange Offer) dated May 18, 2026
104	Cover page interactive data file (embedded with the inline XBRL document)

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Certain schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant undertakes to furnish supplemental copies of any of the omitted schedules upon request by the Securities and Exchange Commission.

§	Certain portions of this exhibit (indicated by “[***]”) have been redacted pursuant to Regulation S-K, Item 601(a)(6).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GOSSAMER BIO, INC.

Date: May 18, 2026	By:	/s/ Christian Waage
Christian Waage
Executive Vice President and General Counsel